Exhibit 99.




FOR IMMEDIATE RELEASE





   LOTUS PACIFIC, INC. ACQUIRES US SECURITIES & FUTURES CORPORATION (USSF)
                   AND PROFESSIONAL MARKET BROKERAGE (PMB)


PISCATAWAY, New Jersey -February 12, 1999- Lotus Pacific, Inc.(OTC: BB LPFC), a holding company focused on developing and marketing Internet products and services, has signed agreements to acquire US Securities & Futures Corporation
(USSF) of New York City and Professional Market Brokerage, Inc. (PMB) of Chicago. Upon completion of the acquisitions, Lotus Pacific, Inc. will own
100 percent of both USSF and PMB.

USSF is a full service financial brokerage firm with its headquarters on Wall Street in New York. With over 15 branches worldwide, it offers customized and personalized services to individuals and institutions all around the globe. USSF has an online securities trading system at www.ussecurities.com. USSF is a member of the National Association of Securities Dealers (NASD), a member of the Securities Investor Protection Corporation (SIPC), a member of the National Futures Association (NFA), and is registered as a Futures Commission Merchant (FCM).

PMB is a Chicago based financial trading firm. The company utilizes an advanced Internet-based system to process futures and options orders (www.pmbinc.com) for its customers. PMB has a diversified customer base with approximately
$22 million in customer segregated assets. PMB is registered with the Commodity Futures Trading Commission (CFTC) as a Futures Commission Merchant (FCM) and is a member of the National Futures Association (NFA).

"The acquisitions of USSF and PMB are an important part of our strategy to integrate Internet solutions with the financial industry," stated James Yao, President of Lotus Pacific. "We are excited to be the first and only Internet-Wall Street Company (trademark) in the world to combine our own set-top box, TeleWeb (trademark) A9000, and the TeleWeb(trademark) System with online financial trading services. These acquisitions allow us to (1) provide our own user-end terminal to our financial trading customers; (2) constantly upgrade our hardware and software based on market situations and customer needs; and
(3) minimize dependence on other high tech companies maintenance of our online trading systems - consequently lowering the probability of trading system breakdown. By combining the technology of our new Internet terminal unit-TeleWeb (trademark) A9000 - with USSF's extensive customer base and PMB's innovative online trading system, we will offer securities and futures investors powerful, simple online trading solutions."

Lotus Pacific is a holding company focused on developing and marketing Internet related products and services in the U.S. and international markets. Through its subsidiary, Regent Electronics Corporation (REC), Lotus Pacific, Inc. is researching, developing and marketing unique Internet related products like the TeleWeb (trademark) A9000 and the Teleweb (trademark) system that offer consumers low-cost access to the Internet through telephone lines and cable TV broadcasting. The REC TeleWeb (trademark) System currently enables local cable TV stations to broadcast Internet content and other commercial information to households in China and eventually in the U.S. and other countries.

For more information see the company's web site at www.lpfc.com.


CONTACT:

Allen Huang (732)885-1750


Please note: Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information in oral statements or other written statements made or to be made by Lotus Pacific, Inc.) contain statements that are forward-looking, such as statements relating to the future anticipated direction of the futures and securities industry, plans for future expansion, various business development activities, planned capital expenditures, anticipated sales, potential contracts, dependence on existing management, domestic and global economic conditions, changes in federal or state laws, and market competition factors. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Lotus Pacific, Inc. These risks and uncertainties include, but are not limited to, those relating to the company's planned acquisition of USSF and PMB, the ability to integrate Internet solutions with the financial industry, to provide our own terminal to our financial trading customers, to constantly upgrade our hardware and software based on market situations and customer needs, to minimize dependence on high tech companies maintenance of trading system thus lowering probability of trading system breakdown, to provide low-cost access to the Internet, to trade futures and securities online, to broadcast Internet content in China and in other countries, or to market its products and services in the U.S.
and other countries.